STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("Agreement") is executed this 29th day of June 2000 by and between CyberAmerica Corporation, a Nevada corporation ("CYA"), and A-Z Professional Consultants, Inc., a Utah corporation ("A-Z").

                                    Recitals

         A-Z desires to sell and transfer, and CYA desires to purchase and acquire, Four Hundred Forty One Thousand Seven Hundred Thirty (441,730) shares of the Common Stock of CYA, par value $0.001 per share (the "Shares"), in a private non-registered transaction in exchange for a forgiveness and satisfaction of loans and obligations owed to CYA (and its subsidiaries) in the aggregate sum of Six Hundred Sixty Two Thousand Five Hundred Ninety Five dollars ($662,595), representing a purchase price of One Dollar Fifty Cents ($1.50) per share.

                                    Agreement

         In consideration of the mutual promises, covenants, and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by all the parties, the parties hereby agree as follows:

1. Purchase and Sale of Shares. A-Z agrees to transfer the Shares to CYA, and CYA agrees to acquire the Shares from A-Z. Immediately after A-Z receives a duly executed copy of this Agreement, it will deliver the Shares to CYA.

2. Purchase Price. As consideration for the Shares, CYA hereby forgives, and shall treat as fully satisfied, debts and obligations which A-Z (and its affiliated entities) owe to CYA (and its affiliated entities) in the aggregate sum of Six Hundred Sixty Two Thousand Five Hundred Ninety Five dollars ($662,595), representing a purchase price of One Dollar Fifty Cents ($1.50) per share. This purchase price is based directly on the closing price of CYA shares on June 26, 2000, as published on NASDAQ's Over The Counter Bulletin Board ("OTCBB"). The debts and obligations forgiven, and their allocation to the particular entities affiliated with either CYA or A-Z, is summarized in Exhibit A to this Agreement, which is hereby incorporated by this reference.

3.   Representation and Warranties of CYA. CYA represents and warrants that:

     a.   CYA is an entity incorporated under the laws of the State of Nevada.

     b. CYA has such knowledge and expertise in financial and business matters that it is capable of evaluating the merits and substantial risks of the purchase of the Shares and is able to bear the economic risks relevant to the purchase of the Shares hereunder.

     c. CYA is relying solely upon independent consultation with its professional, legal, tax, accounting and such other advisors as CYA deems to be appropriate in purchasing the Shares; CYA has been advised to, and has consulted with, its professional tax and legal advisors with respect to any tax consequences of purchasing the Shares.

     d. CYA understands that A-Z is relying upon CYA's representations and warranties as contained in this Agreement in consummating the sale and transfer of the Shares. Therefore, CYA agrees to indemnify A-Z against, and hold it harmless from, all losses, liabilities, costs, penalties and expenses (including attorney's fees) which arise as a result of a sale, exchange or other transfer of the Shares other than as permitted under this Agreement.

4.   Representations and Warranties of A-Z. A-Z represents and warrants that:

     a. A-Z is a corporation duly organized and validly existing under the laws of the State of Utah.

     b. A-Z has valid title to the Shares which it is transferring to CYA pursuant to this Agreement. There are no claims, liens, security interests, or other encumbrances upon the Shares.

     c. A-Z is relying solely upon its independent consultation with its professional, legal, tax, accounting and such other advisors as A-Z deems to be appropriate in transferring the Shares; A-Z has been advised to, and has consulted with, its professional tax and legal advisors with respect to any tax consequences of transferring the Shares.

     d. All corporate action on the part of A-Z required for the lawful execution and delivery of this Agreement and the issuance, execution and delivery of the Shares has been duly and effectively taken. Upon execution and delivery, this Agreement will constitute a valid and binding obligation of A-Z, enforceable in accordance with its terms, except as the enforceability may be limited by applicable bankruptcy, insolvency or similar laws and judicial decisions affecting creditors' rights generally.

5. Survival of Representations, Warranties and Covenants. The representations, warranties and covenants made by A-Z and CYA in this Agreement shall survive the purchase and sale of the Shares.

6.       Miscellaneous.

     a. In the event any one or more of the provisions contained in this Agreement are for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement. This Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     b. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns. The parties hereto may not transfer or assign any part of their rights or obligations except to the extent expressly permitted by this Agreement.

     c. This Agreement constitutes the entire agreement and understanding between the parties with respect to the sale of the Shares and may not be modified or amended except in writing signed by both parties.

     d. No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provision of this Agreement except by written instrument of the party charged with such waiver or estoppel.

     e. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Utah, without regard to its law on the conflict of laws. Any dispute arising out of this Agreement shall be brought in a court of competent jurisdiction in Salt Lake County, State of Utah. The parties exclude any and all statutes, laws and treaties which would allow or require any dispute to be decided in another forum or by other rules of decision than provided in this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the day and year first appearing herein.



CyberAmerica Corporation                      A-Z Professional Consultants, Inc.

 /s/Richard Surber                            /s/ BonnieJean C. Tippetts
---------------------------------            ---------------------------------
  Richard Surber, President                   BonnieJean C. Tippetts, President

                                   Schedule 1


Company                         Amount                          Shares
-------                         ------                          ------
Adobe Hills                   (26,500.00)
CFS                          (118,161.33)
CYA                           124,822.92                       441,730
CYC                            10,000.00
DHI                           (15,234.39)
GODC                          (29,391.46)
Hudson                        393,817.98
OIHC                          243,717.26
Wasatch                        74,524.02
WJRE                            5,000.00
                       ------------------------            --------------
                              662,595.00                       441,730
                       ========================            ==============

Note 1: A negative () amount indicates money owed to Allen Wolfson's controlled entities.

Note 2: CyberAmerica will receive all the shares and then true-up between its subs with intercompany transfers.

Note 3: Of the 44,730 shares from Allen Wolfson's controlled entitities, 274,796 are from A-Z Professional Consultants Inc., 162,100 are from David Michael L.L.C, and 4,834 shares are from A-Z Professional Retirement Trust.



                                   Exhibit A